EXHIBIT 10(iii) 16
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                     AMENDMENT NUMBER FOUR
                 IT CORPORATION RETIREMENT PLAN
                        1993 RESTATEMENT


               The IT Corporation Retirement Plan (1993 Restatement) shall be amended to read as follows, effective as indicated below:

               A. Section 2.35 shall be amended, effective February 1, 1997, by the addition of the following at the end thereof.

               Notwithstanding the foregoing, for purposes of contributions under Section 5.1 hereof, an Eligible Employee's Participation Commencement Date shall be the date he or she is first eligible to participate under Section 3.1 hereof.

               B. Section 3.1(c) shall be amended, effective February 1, 1997, in its entirety to read as follows:

               Each Eligible Employee who is not eligible to participate in the Plan as specified in Section 3.1(a) or (b), above, shall become eligible to participate in the Plan (i) on the date he completes one (1) Year of Service, or (ii) after January 31, 1997, his date of hire, and shall commence participation pursuant to Section 3.2 hereof.

               C. The first sentence of Section 5.2(a) shall be amended, effective January 1, 1997, in its entirety to read as follows.

               The amount of an individual's compensation that may be deferred subject to the election provided in Section 5.1 shall be a whole percentage of the individual's Compensation (while a Participant) not to exceed 10% in the case of Highly Compensated Employees and not to exceed 15% in the case of Non-Highly Compensated Employees.

               D. Section 6.1(c) shall be amended, effective February 1, 1997, in its entirety to read as follows:

               Prior to July 1, 1995, four percent (4%), and after June 30, 1995, three percent (3%) of that Compensation (earned in each case after the Participant's Participation Commencement Date) of all eligible Participants eligible for an allocation pursuant to the provisions of Section 7.1(a) of the Plan for the Plan Year with respect to which such allocation is to be made, reduced by any forfeitures applied to reduce Company Contributions in accordance with
               Section 9.5(f), which amount is to be allocated to Eligible Participants' Company Fixed Contribution Accounts; and

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               E.   Section 6.1(e) shall be amended, effective February 1,
1997, in its entirety to read as follows:

               A monthly matching contribution for each Participant equal to fifty percent (50%) of the contributions made by the Participant under Section 5.1 hereof for such month that does not exceed four percent (4%) of such Participant's Compensation for such month (provided the beginning of such month coincides with or follows the Participant's Participation Commencement Date), all Participant matching contributions to be allocated to Participants; respective Company Matching Contribution Accounts.

               IN WITNESS WHEREOF, this instrument of amendment is executed as of February 1, 1997.

                                        IT CORPORATION

                                        By:        /s/
                                           ---------------------------
                                             Anthony J. DeLuca,
                                             President & Acting
                                             Chief Executive Officer




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